Restricted Stock Unit Agreement

This Restricted Stock Unit Agreement  (“Agreement”) is entered into as of March 23, 2010, by Horne International , Inc., a Delaware corporation (the “Company”), and INTELLIGENT DECISIONS, INC. a Delaware limited liability company (the “INTELLIGENT”).

Recitals

WHEREAS, the parties entered into a Services Agreement of even date herewith (the “Services Agreement), pursuant to which, in exchange for services rendered, the Company granted INTELLIGENT a certain number of Restricted Stock Units representing the contingent right to 12,500,000 of shares of the Company’s Common Stock (the “Common Stock”); and

WHEREAS, the parties wish to establish certain restrictions on the grant of the Restricted Stock Units, to set forth conditions under which the units shall vest, and otherwise to set forth the rights of the parties thereto; and

WHEREAS, capitalized terms not defined above are defined in Section 15 of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereby agree as follows:

SECTION 1.      GRANT AWARD.   In consideration of the INTELLIGENT’S services to the Company, the Company hereby grants to INTELLIGENT 12,500,000 restricted stock units each with a par value of $.08 (the “Restricted Stock Units”).  Restricted Stock Units are notational units of measurement denominated in shares of Common Stock.  Each Restricted Stock Unit represents one hypothetical share of Common Stock, subject to the conditions and restrictions set forth below and in the Services Agreement.

SECTION 2.       FORFEITURE; VESTING.

(a)          Forfeiture.  Until they vest in accordance with Subsection (b) below, the Restricted Stock Units shall be non-vested, restricted and subject to the forfeiture.  In the event that the Restricted Stock Units have not vested in accordance with Subsection (b) within three (3) years of the date hereof, INTELLIGENT shall immediately forfeit such Restricted Stock Units and this Agreement, and the parties’ rights hereunder,    shall terminate.  In the event of any forfeiture of the Restricted Stock Units, such forfeiture shall be automatic and without further act or deed by INTELLIGENT. Upon forfeiture, neither INTELLIGENT nor any successors, heirs, assigns or legal representatives shall thereafter have any further rights or interest in the unvested Restricted Stock Units or certificates therefor.  Notwithstanding the foregoing, if requested by the Company (or its agent), INTELLIGENT shall execute such documents (including, without limitation, a power of attorney in favor of the Company) and take such other action deemed necessary or desirable by the Company to evidence such forfeiture.

(b)          Vesting.  The restrictions set forth herein on the Restricted Stock Units shall lapse and the Restricted Stock Units shall immediately become 100% vested in INTELLIGENT on a pro rata basis as follows:

(i)           Business Support Services described in the Services Agreement provided by INTELLIGENT to the Company the value of which shall be calculated as set forth in the Services Agreement;

(ii)           a Change of Control, provided that if such Change of Control is announced or occurs within 30 days of the date on which the Services Agreement is executed, then the Restricted Stock Units shall be forfeited back to the Company, and the parties shall proceed as set forth in the Services Agreement; or

(c)          Escrow.  Upon execution of this Agreement, the certificate(s) for Restricted Stock Units shall be deposited in escrow with the Company’s legal counsel to be held in accordance with the provisions of this Agreement.  Any additional or exchanged securities or other property described in Subsection (d) below shall immediately be delivered to the Company to be held in escrow.  Dividend Equivalents on unvested Restricted Stock Units due at such time as all ordinary cash dividends as provided in Section 4 (or on other securities held in escrow) shall be paid directly to INTELLIGENT and shall not be held in escrow.  Restricted Stock Units, together with any other assets held in escrow under this Agreement, shall be (i) surrendered to the Company upon forfeiture or (ii) released to INTELLIGENT to the extent that Restricted Stock Units have vested and are no longer subject to the restrictions set forth herein.  In the event that the Restricted Stock Units have vested and INTELLIGENT elects to receive the shares of Common Stock represented thereby, such shares shall be issued to INTELLIGENT within 30 days of such election.

(d)          Additional or Exchanged Securities and Property.  In the event of a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, the Company’s outstanding securities, appropriate adjustments shall be made to the number and/or class of the Restricted Stock Units to reflect the exchange or distribution of such securities or property.

(e)          Transfer of Restricted Stock Units.  INTELLIGENT shall not transfer, assign, encumber or otherwise dispose of any Restricted Stock Units without the Company’s written consent.  If  INTELLIGENT transfers any Restricted Stock Units as provided herein, then this Agreement shall apply to the Transferee to the same extent as to INTELLIGENT.

SECTION 3.   REGISTRATION RIGHTS.  In the event that the Restricted Stock Units are vested in  INTELLIGENT and Registrable Securities are issued pursuant thereto, INTELLIGENT shall enjoy the following registration rights.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than INTELLIGENT) any of its Common Stock under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the registration form to be used may be used for the registration of the Registrable Securities, the Company shall, at such time, promptly give INTELLIGENT notice of such registration.  Upon the request of  INTELLIGENT given within twenty (20) days after such notice is given by the Company, the Company shall cause to be registered all of the shares of Common Stock that  INTELLIGENT has requested to be included in such registration.

SECTION 4.    RIGHTS AS A STOCKHOLDER.

                      INTELLIGENT shall have no rights as a stockholder of the Company and no voting rights with respect to the Restricted Stock Units unless, until and only to the extent that INTELLIGENT becomes the holder of record of fully vested shares of Common Stock.  The Company will pay to INTELLIGENT an amount of cash equal to all dividends and other distributions (or the economic equivalent thereof) that are payable by the Company on shares of Common Stock to stockholders of record.

SECTION 5.      SUCCESSORS AND ASSIGNS.

Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon  INTELLIGENT and INTELLIGENT’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof.

SECTION 6.      NO RETENTION RIGHTS.

Nothing in this Agreement shall confer upon INTELLIGENT any right to continue providing services to the Company pursuant to the Services Agreement or interfere with or otherwise restrict in any way the rights of the Company or of  INTELLIGENT, which rights are hereby expressly reserved by each as set forth in the Services Agreement; provided however that this Agreement and the grant of the Restricted Stock Units hereunder shall survive for a period of four years from the date hereof.

SECTION 7.       LEGEND.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing the Restricted Stock Units or shares of Common Stock issued upon vesting.  All certificates evidencing the Restricted Stock Units shall bear the following legend (in addition to any legend(s) required by applicable law):

“THE RESTRICTED STOCK UNITS REPRESENTED HEREBY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE RESTRICTED STOCK UNITS (OR THE PREDECESSOR IN INTEREST TO SUCH UNITS).  THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.”

SECTION 8.       NATURE OF ARRANGEMENT.

INTELLIGENT’s rights under this Agreement shall be only contractual in nature unsecured by any assets of the Company. The Company shall not be required to segregate any specific funds, assets or other property with respect to the Restricted Stock Units. To the extent that this Agreement provides for a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, this Agreement is intended to comply with Section 409A of the Code and shall be interpreted consistent with such intent.

SECTION 9.       COMPLIANCE WITH SECURITIES LAWS; BLACKOUT PERIODS.

The Company will not be required to deliver any shares of Common Stock pursuant to this Agreement if, in the opinion of its counsel, such issuance would violate the Securities Act or any other applicable federal or state securities laws or regulations.  Prior to the issuance of any shares pursuant hereto, the Company may require the INTELLIGENT to enter into such written representations and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

Prior to each issuance of any shares pursuant hereto, the Company hereby undertakes to provide notice to INTELLIGENT of any Company “blackout” policy or other trading restriction imposed by the Company that may be in effect on the date of such issuance.  If INTELLIGENT elects to receive the shares of Common Stock deliverable upon vesting of the Restricted Stock Units pursuant to Section 2 above, the Company shall ensure that INTELLIGENT is not in receipt of material non-public information that would in anyway restrict INTELLIGENT’s ability to trade in the Company’s securities, acknowledging any restrictions on trading that may be imposed pursuant to this Agreement or under the Securities Act.  If INTELLIGENT is subject to any “blackout” policy or other Company imposed trading restriction, such issuance of shares shall be instead made on the earlier of (i) the date INTELLIGENT is not subject to any such policy or restriction and (ii) the earlier of (A) the end of the calendar year in which such distribution would otherwise have been made and (B) a date that is immediately prior to 2.5 months following the date such distribution would otherwise have been made.

SECTION 10.     TAXES.

INTELLIGENT shall be liable for any and all taxes arising out of this grant or the vesting of Restricted Stock Units hereunder

SECTION 11.     NOTICE.

Any notice required by the terms of this Agreement shall be given in writing.  It shall be deemed effective upon (i) personal delivery, (ii) deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or (iii) deposit with Federal Express Corporation or any other nationally recognized overnight carrier, with shipping charges prepaid.  Notice shall be addressed to the Company at its principal executive office and to the INTELLIGENT at the address most recently provided to the Company in accordance with this Section 11.

SECTION 12.     ENTIRE AGREEMENT; AMENDMENT; SEVERABILITY.

This Agreement, along with the Services Agreement, constitutes the entire agreement between the parties hereto with regard to the subject matter hereof.  It supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.  Any amendment, modification or waiver of the terms hereof shall be in writing and signed by both parties.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

SECTION 13.     CHOICE OF LAW; DISPUTES.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State. Any question of interpretation, dispute or disagreement that arises under, or as a result of, this Agreement shall be settled in accordance with the dispute resolution provisions set forth in the Services Agreement.

SECTION 14.      COUNTERPARTS.

This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed signature page by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 15.      DEFINITIONS.

(a)           “Change in Control” shall mean one or more transactions resulting in (i) the liquidation, dissolution or winding up of the Company, (ii) the transfer of all or substantially all of the assets of the Company, (iii) a merger or consolidation of the Company with another entity where the Company is not the surviving or successor entity, (iv) a reverse merger involving the Company with another entity; or (v) one or more persons or entities (other than the shareholders of the Company that are existing as of the date hereof) either (A) owning in the aggregate in excess of 50% of the then outstanding capital stock of the Company or (B) being able to elect a majority of the Board or otherwise to exercise, directly or indirectly, a controlling influence over the management or policies of the Company.

(b)           “Qualifying Investment” shall mean one or more capital raising events (whether by way of a secondary public offering or other investment transaction involving the sale of securities (including, for this purpose, any convertible securities), which in the aggregate exceeds $5,000,000.

(c)           “Registrable Securities” means the shares of Common Stock issuable or issued upon lapse of the restrictions as set forth in Section 2(b).

(d)           “Transferee” shall mean any person to whom the INTELLIGENT has directly transferred Restricted Stock Units.

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{Signatures appear on the Following Page}

In Witness Whereof, each of the parties has caused this Restricted Stock Unit Agreement to be duly executed by its duly authorized officers as of the day and year first above written.

Horne International, Inc.		INTELLIGENT DECISIONS, INC.

By:	/s/ Darryl K. Horne	By:	/s/ HARRY I. MARTIN, JR.
Name:	Darryl K. Horne	Name:	Harry I. Martin, Jr.
Title:	President	Title:	President